UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2025

Crescent Energy Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

(713) 332-7001
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Appointment of Jerome D. “Joey” Hall as Chief Operating Officer

On May 19, 2025, the Board of Directors (the “Board”) of Crescent Energy Company (the “Company”) appointed Mr. Jerome D. “Joey” Hall to serve as the Company’s Chief Operating Officer, effective June 2, 2025. Mr. Hall will also serve as principal operating officer of the Company.

Mr. Hall, age 59, is formerly the Executive Vice President, Operations, for Pioneer Natural Resources Company (NYSE: PXD) (“Pioneer”) where he was also a member of the Executive Committee. Mr. Hall was appointed as Pioneer's Executive Vice President, Operations, in April 2019 and served in this role until Pioneer was acquired in May 2024. During his multi-decade career at Pioneer, Mr. Hall held leadership roles overseeing development and operational strategy in multiple regions, including the Eagle Ford and Permian Basin. Mr. Hall has a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and is a registered professional engineer in Texas.

There was no arrangement or understanding between Mr. Hall and any other person(s) pursuant to which he was selected to be Chief Operating Officer, and Mr. Hall does not have any family relationships with any of the Company’s executive officers or directors. Mr. Hall is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with his appointment, Mr. Hall will be entitled to the following: (a) a base salary of $625,000, paid in accordance with the Company’s normal payroll practices (the “Base Salary”) and (b) eligibility to earn an annual incentive award with a target value of 100% of the Base Salary, based upon and subject to the achievement of performance objectives and other terms and conditions as determined by the Company.

Additionally, Mr. Hall will be granted a number of restricted stock units (“RSUs”) with an aggregate value of $3 million calculated using the volume-weighted share price for the 20 days preceding June 1, 2025 and 138,027 target performance share units (“PSUs”) pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”). The RSUs with an aggregate value of $2 million will vest one-third on each of the first three anniversaries of the date of grant and the remaining RSUs with an aggregate value of $1 million will vest on the first anniversary of the date of grant, in each case, subject to continued employment through each such date. The PSUs will become earned based on performance with respect to absolute and relative total shareholder return over the performance period beginning December 7, 2024 and ending December 6, 2027, with the ability to earn 0% to 240% of the target PSUs granted. The PSUs are subject to continued employment through the last day of the applicable performance period; provided, that, if Mr. Hall resigns from employment with the Company and provides six months’ notice, Mr. Hall will be entitled to a pro rata portion of the PSUs to the extent the applicable achievement hurdles have been met.

The foregoing descriptions of the RSUs and PSUs are not complete and are qualified by reference to the full text of the RSU Agreement and PSU Agreement. A copy of the RSU Agreement is filed as Exhibit 10.13 to the Company’s Form 10-K for the fiscal year ended December 31, 2024 and a copy of the PSU Agreement will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2025.

Change in Control Agreements

On May 19, 2025 (the “Effective Date”), the Compensation Committee of the Board approved a form of Change in Control Agreement (the “CIC Agreement”) for Mr. Jerome D. “Joey” Hall and Mr. Bo Shi, the Company’s General Counsel and Corporate Secretary. Mr. Hall is expected to execute and become a party to the CIC Agreement on June 2, 2025. Mr. Shi executed and became party to the CIC Agreement on May 22, 2025. Each CIC Agreement provides the applicable executive with certain severance benefits on a termination of employment in connection with a “Change in Control” (as defined in the CIC Agreement).

Under the CIC Agreements, if, within two years after a Change in Control (or, in certain circumstances, within six months before a Change in Control if the termination is in anticipation thereof), (i) the Company terminates the executive without “Cause” (as defined in the CIC Agreement) or (ii) the executive resigns for “Good Reason” (as defined in the CIC Agreement), the executive will be entitled to (1) a lump-sum cash payment equal to 2.5 times the sum of (A) the executive’s protected base salary and (B) the greater of the executive’s target annual bonus or the average of the annual bonuses paid for the three years immediately preceding the termination (the “Separation Payment”); (2) a pro-rated annual bonus for the year of termination based on the higher of target or actual performance (the “Pro-Rata Bonus”); (3) accelerated vesting of all outstanding equity awards (with performance-based awards vesting at the higher of actual or target performance); (4) up to 24 months of Company-paid COBRA coverage for the executive and eligible dependents; (5) a lump-sum cash payment of $30,000 in lieu of financial and tax planning assistance for two years; and (6) outplacement services for up to 12 months following termination, at a cost to the Company not to exceed $50,000.

In the event the executive is offered employment with a company successor in connection with and at the same time as a Change in Control, unless the executive is offered employment (i) that would not constitute “Good Reason” and (ii) provides for continued protection to assert “Good Reason” for two years following such Change in Control, the executive will be entitled to, irrespective of whether the executive accepts such offered employment, (1) the Separation Payment; (2) the Pro-Rata Bonus; (3) accelerated vesting of all outstanding equity awards (with performance-based awards vesting at the higher of actual or target performance); and (4) a lump-sum cash payment of $30,000 in lieu of financial and tax planning assistance for two years. For the avoidance of doubt, if the executive accepts such offered position and is later terminated, the executive shall not be entitled to any additional payments or benefits under the CIC Agreement.

In the event of a termination due to death or disability or if the executive is terminated for Cause or voluntarily resigns without Good Reason, the executive (or his estate) is entitled to any earned but unpaid salary and accrued obligations.

The CIC Agreements do not provide a tax gross-up provision for federal excise taxes that may be imposed under sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Instead, the CIC Agreements provide that if amounts payable under the CIC Agreements, together with any other amounts that are payable by the Company as a result of a change in control, exceed the amount allowed under section 280G of the Code for such executive, thereby subjecting the executive to an excise tax under section 4999 of Code, then, depending on which method produces the better net after-tax benefit for the executive, such payments shall either be: (i) reduced to the level at which no excise tax applies or (ii) paid in full, with the executive being responsible for his excise and other taxes.

The foregoing description of the CIC Agreements is not complete and is qualified by reference to the full text of the form CIC Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2025.

Indemnification Agreement

In connection with Mr. Hall’s appointment as Chief Operating Officer, the Company and Mr. Hall will enter into a customary indemnification agreement effective as of the commencement of his employment (the “Indemnification Agreement”).

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 19, 2025, the Company issued a press release announcing Mr. Hall’s appointment. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Form of Indemnification Agreement by and between Jerome Hall and the Company, effective June 2, 2025.
99.1	Press Release, dated May 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 23, 2025
CRESCENT ENERGY COMPANY
By:    /s/ Bo Shi
Name:    Bo Shi
Title:    General Counsel

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